UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2015

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

404I-T Hadley Road
S. Plainfield, New Jersey 07080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2015, the Board of Directors (the “Board”) of Majesco Entertainment Company (the “Company”) increased the size of the Board and appointed Michael Beeghley to serve as a new member of the Board and its Nominating and Governance Committee.  Further, the Board determined that Michael Beeghley will qualify as an Independent Director of the Company within the meaning of NASDAQ Rule 5605(a)(2).

Michael Beeghley, age 48, is a newly appointed member of the Board and the Nominating and Governance Committee.  Mr. Beeghley has 25 years of financial industry experience, including 23 years specifically in corporate finance and financial advisory services. Mr. Beeghley has been serving as President of Applied Economics LLC (“Applied Economics”), a national corporate finance and financial advisory services firm for 18 years. As President of Applied Economics, Mr. Beeghley has initiated managed and closed over $1 billion in corporate finance transactions and has managed, completed and signed over 2,000 financial advisory engagements. Mr. Beeghley is a national expert on mergers & acquisitions and securities valuation, and has been quoted or interviewed for the Atlanta Journal-Constitution, Atlanta Business Chronicle, The Georgia Business Report (GPTV), Catalyst Magazine, and Reuters News Service (New York).  He has spoken on financial topics throughout the United States and has been an instructor for the American Institute of Certified Public Accountants, teaching business valuation to societies in ten states. Additionally, Mr. Beeghley has testified as an expert and provided expert opinions on numerous economic, financial and securities issues. Prior to forming Applied Economics, Mr. Beeghley was a Manager in the Corporate Finance Group of Ernst & Young, LLP and a Senior Analyst in the Corporate Finance Group of PricewaterhouseCoopers.

Except as set forth herein, Mr. Beeghley has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

In connection with his appointment, the Board granted Mr. Beeghley 50,000 restricted shares of the Company’s common stock under the Company’s 2014 Equity Incentive Plan (“Stock Award”). In addition to the Stock Award, Mr. Beeghley is also entitled to standard director compensation under the Company’s director compensation policy as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 17, 2015.

At this time, except as noted in this Current Report on Form 8-K, the Company does not have a written employment agreement or other formal compensation agreement with Mr. Beeghley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: December 21, 2015	/s/ John Stetson
John Stetson
Chief Financial Officer